    As filed with the Securities and Exchange Commission on November 25, 1996

                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   REMEC, INC.
             (Exact Name of Registrant as Specified in its Charter)

                 California                                   95-3814301
      (State or Other Jurisdiction of                       (I.R.S. Employer
       Incorporation or Organization)                      Identification No.)


               9404 Chesapeake Drive, San Diego, California 92123
                    (Address of Principal Executive Offices)

        Magnum Microwave Corporation 1990 Employee Stock Option Plan and
                  1996 Nonemployee Directors Stock Option Plan
                            (Full Title of the Plan)

                   Ronald E. Ragland, Chief Executive Officer
                              9404 Chesapeake Drive
                           San Diego, California 92123
                     (Name and Address of Agent For Service)

                                 (619) 560-1301
          (Telephone number, including area code, of agent for service)

                         Copy to: Richard Friedman, Esq.
                         Heller Ehrman White & McAuliffe
                              525 University Avenue
                        Palo Alto, California 94301-1908
                                 (415) 324-7000

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                     Proposed               Proposed
                                                      maximum                maximum
                               Amount                offering               aggregate              Amount of
  Title of securities           to be                price per              offering             registration
    to be registered         registered              share (1)                price                   fee
-------------------------------------------------------------------------------------------------------------------
     Common Stock,             206,551               $17.125                $3,537,186              $1,072
    $.01 par value
===================================================================================================================

(1) Estimated solely for the purpose of computing the amount of registration fee pursuant to Rule 457(c) under the Securities Act, as amended, based on the last sale reported of the Registrant's Common Stock on the Nasdaq National Market on November 19, 1996.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

                  The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") by the registrant are incorporated by reference in this registration statement:

                  (a) The registrant's latest annual report (Form 10-K) filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed;

                  (b) All other fiscal reports filed by the registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above; and

                  (c) The description of the Common Stock of the registrant contained in the registration statement filed under the Exchange Act registering such Common Stock under Section 12 of the Exchange Act.

                  All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold should be deemed to be incorporated by reference in this registration statement and to be part thereof from the date of filing of such documents.


ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  The registrant has the power to indemnify its officers and directors against liability for certain acts pursuant to Section 317 of the California Corporations Code. Articles Fourth and Fifth of the registrants Amended and Restated Articles of Incorporation provide as follows:

                           "Fourth: The liability of directors of this
                  Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                           "Fifth: This Corporation is authorized to provide
                  indemnification of agents (as defined in Section 317 of the California Corporations Code) for breach of duty to this Corporation and its shareholders through bylaw provisions, or through agreements with the agents, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Code."

                  In addition, Article V of the registrants bylaws provides that the registrant shall indemnify its directors and executive officers to the fullest extent not prohibited by California Corporations Code and provides for the advancement of expenses upon a receipt of an undertaking to repay such amounts if the person is determined ultimately not to be entitled to indemnification.

                  The registrant has entered into Indemnification Agreements with its officers and directors.


ITEM 8.           EXHIBITS

                  5        Opinion of Heller Ehrman White & McAuliffe

                  23.1 Consent of Heller Ehrman White & McAuliffe (filed as part of Exhibit 5)

                  23.2     Consent of Ernst & Young LLP, Independent Auditors

                  24       Power of Attorney (see pages 5 and 6)

                  99.1 Magnum Microwave Corporation 1990 Employee Stock Option Plan

                  99.2     1996 Nonemployee Directors Stock Option Plan


ITEM 9.           UNDERTAKINGS

         A.       The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registrations statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the registrants annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, State of California, on November 21, 1996.

                                             REMEC, INC.



                                             By: /s/ Ronald E. Ragland
                                                 ------------------------------
                                                Ronald E. Ragland
                                                Chief Executive Officer


                      POWER OF ATTORNEY TO SIGN AMENDMENTS

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Ronald E. Ragland, Errol Ekaireb and Thomas A. George, or either of them, with full power of substitution, such person's true and lawful attorneys-in-fact and agents for such person in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as he or such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.


/s/ Ronald E. Ragland            Chairman of the Board and       November 20,
---------------------------      Chief Executive Officer         1996
    Ronald E. Ragland            (Principal Executive Officer)


/s/ Errol Ekaireb                President, Chief Operating      November 20,
---------------------------      Officer and Director            1996
    Errol Ekaireb


/s/ Jack A. Giles                Executive Vice President,       November 20,
---------------------------      President of REMEC              1996
    Jack A. Giles                Microwave Division and
                                 Director

/s/  Denny Morgan              Senior Vice President, Chief      November 20,
----------------------------   Engineer and Director             1996
     Denny Morgan


/s/  Joseph T. Lee             Executive Vice President and      November 20,
----------------------------   Director                          1996
     Joseph T. Lee


/s/  Thomas A. George          Chief Financial Officer, Senior   November 20,
----------------------------   Vice President and Secretary      1996
     Thomas A. George          (Principal Accounting officer)



/s/  Andre R. Horn             Director                          November 20,
----------------------------                                     1996
     Andre R. Horn


/s/  Gary L. Luick             Director                          November 20,
----------------------------                                     1996
     Gary L. Luick


/s/  Jeffrey M. Nash           Director                          November 20,
----------------------------                                     1996
     Jeffrey M. Nash


/s/  Thomas A. Corcoran        Director                          November 20,
----------------------------                                     1996
     Thomas A. Corcoran


 /s/ William H. Gibbs          Director                          November 20,
----------------------------                                     1996
     William H. Gibbs

                                INDEX TO EXHIBITS


      ITEM
       NO.                      Description of Item

        5           Opinion of Heller Ehrman

      23.1 Consent of Heller Ehrman White & McAuliffe (filed as part of Exhibit 5)

      23.2          Consent of Ernst & Young, LLP, Independent Auditors


       24           Power of Attorney (see pages 5 and 6)

      99.1          Magnum Microwave Corporation 1990 Employee Stock
                    Option Plan

      99.2          1996 Nonemployee Directors Stock Option Plan